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                                                            EXHIBIT 21

                          Subsidiaries of Registrant


                                                                State or Other
                  Name Under which                               Jurisdiction
               Business is conducted                           of Incorporation
              ----------------------                           ----------------

          Pharmaceutical Resources, Inc.

               Par Pharmaceutical, Inc.                         New Jersey
               PRX Distributors, Ltd.                           Delaware
               ParCare, Ltd.                                    New York
               PRI-Research, Inc.                               Delaware

          Par Pharmaceutical, Inc.

               Quad Pharmaceuticals, Inc.                       Indiana
               Par Printing Enterprises, Inc.                   New Jersey
               Generic Innovations, Inc.                        New Jersey
               Advanced Biopharm, Inc.                          Delaware

          PRX Distributors, Ltd.

               Par Pharma Group, Ltd.                           Delaware